                         SECURITIES EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                July 31, 2000


                             Elite Technologies, Inc
             (Exact name of registrant as specified in its charter)


             Texas                  0-17597        75-0252296
   (State or other jurisdiction   (Commission    (IRS Employer
          of incorporation)        File Number)   Identification No.)


                 3885 Crestwood Pkwy Suite 175 Duluth, GA   30096
                 (Address of principal executive offices) (Zip Code)


                                  770-638-0441
              (Registrants telephone number, Including area code)


                 3700 Crestwood Pkwy Suite 1000 Duluth, GA 30096
             (Former name or address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountants

KPMG LLP was previously the principal accountants for Elite Technologies, Inc. On July 25, 2000, that firm's appointment as principal accountants was terminated and Feldman Sherb & Co., P.C. was engaged as principal accountants. The decision to change accountants was approved by the audit committee of the board of directors.

In connection with the audits of the two fiscal years ended May 31, 1999 and the subsequent period through July 25, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

KPMG LLP's auditors' report on the consolidated financial statements of Elite Technologies, Inc. and subsidiaries as of and for the years ended May 31, 1999 and 1998, contained a separate paragraph stating that "the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern." Management's plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. A letter from KPMG LLP is attached as Exhibit A.

EXHIBITS

        Exhibit A: Letter from KPMG LLP

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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Elite  Technologies,  Inc.



                                    /s/  Scott  Schuster
                                    -------------------------------------
                                    SCOTT  SCHUSTER
                                    Chief  Executive  Officer

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                [GRAPHIC OMITTED][GRAPHIC OMITTED] (LETTERHEAD)


                                   EXHIBIT A


July 31, 2000


Ms. Angela Z. Hardy
Chief Financial Officer
Elite Technologies, Inc.
Suite 320
6991 Peachtree Industrial Boulevard
Atlanta, Georgia 30092

Dear Ms. Hardy:

This  is  to  confirm  that  the  client-auditor  relationship   between   Elite
Technologies, Inc. and KPMG LLP has ceased.



Very truly yours,

/s/ KPMG LLP





Copies to:
   Chief Accountant
   Securities and Exchange Commission